UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Marland	21236
(Address Of Principal Executive Offices	(Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)           On May 27, 2010, the Board of Directors of Baltimore County Savings Bank, F.S.B. (the “Bank”), a wholly owned subsidiary of BCSB Bancorp, Inc. (the “Company”), adopted the Baltimore County Savings Bank Supplemental Executive Retirement Plan (the “SERP”) to provide supplemental retirement benefits to certain recent additions to senior management who are not covered by similar plans the Bank currently maintains.  Participants in the SERP include Joseph J. Bouffard, the President and Chief Executive Officer and a director of the Company and the Bank, Anthony R. Cole, the Executive Vice President and Chief Financial Officer of the Company and the Bank, Daniel R. Wernecke, the Executive Vice President and Chief Lending Officer of the Bank, and two other officers of the Bank.

    Under the SERP, upon a participant’s separation of service after reaching age 65, the Bank will pay the participant an annual benefit equal to 50% of “Final Pay,” which is defined as the participant’s average rate of annual base salary for the three calendar years ending prior to the effective date of the participant’s termination of employment that results in the highest average rate of annual base salary.  Upon a participant’s separation from service prior to age 65, the Bank will pay a participant an annual benefit equal to Final Pay multiplied by 50%, reduced by the product of (i) 65 less the participant’s age upon separation of service multiplied by (ii) 2%.  Notwithstanding the preceding sentence, a participant who terminates employment prior to attaining age 65 and participating in the SERP for eight calendar years is not eligible for any benefit under the SERP.

    The applicable benefit described in the preceding paragraph is to be paid to the participant, or, in the event of the participant’s death, to the participant’s beneficiary, in equal monthly installments for a period of 15 years.  Alternatively, if a participant has elected to do so upon his or her designation as a participant or as otherwise permitted under the Internal Revenue Code of 1986, as amended (the “Code), the participant may elect to receive the total benefit payable under the SERP in an “Actuarially Equivalent” lump sum on the first day of the calendar quarter after separation from service.  Actuarially Equivalent is defined in the SERP as a benefit of equivalent value to the normal form of benefit determined by generally accepted actuarial principles; an actuarially equivalent lump sum is calculated using a discount rate of 4%.

    In the event a “Change in Control” occurs prior to a participant’s attainment of age 65 and prior to his or her separation of service, then the Bank will pay the participant a lump sum benefit that is Actuarially Equivalent to the benefit of 50% of Final Pay payable annually for 15 years.  Such benefit is calculated without regard to the participant’s age or period of participation in the SERP as of the effective date of the Change in Control.  Under the SERP, a Change in Control is defined as a change in ownership, change in effective control or change in ownership of a substantial portion of assets, as defined in Code Section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury.

    Upon a participant’s separation of service prior to age 65 due to disability, the Bank will pay the participant a benefit equal to the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) to reflect the Bank’s obligation to the participant, without regard to whether such amount is actually accrued as of the date of separation of service.  If a participant dies before separation of service, the Bank will pay a participant’s beneficiary a benefit equal to (i) the liability that should be accrued by the Bank under GAAP to reflect the Bank’s obligation to the participant, without regard to whether such amount is actually accrued as of such date, less (ii) the benefit described in an endorsement split dollar life insurance agreement entered into with the participant.

    Notwithstanding any contrary provision of the SERP, the Bank shall not pay any benefit under the SERP to a participant if the participant’s separation of service is the result of the participant’s “Termination for Cause.”  Termination for Cause is defined in the SERP as a participant’s involuntary termination of employment by the Bank following the occurrence of any of the following:  (i) personal dishonesty; (ii) incompetence; (iii) willful misconduct; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; or (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  The term “incompetence” means the participant’s demonstrated lack of ability to perform the duties assigned to him/her, which lack of ability directly causes material injury to the Bank.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry.  No act or failure to act on the part of a participant is considered “willful” unless done, or omitted to be done, by the participant not in good faith and without reasonable belief that the participant’s action or omission was in the best interest of the Bank.

    To the extent that the Bank or any participant is subject to restrictions imposed on institutions and certain employees of institutions receiving financial assistance from the Federal government under the Troubled Assets Relief Program (“TARP”), the Bank will not pay or accrue any benefit under the SERP if the payment or accrual would violate any law or regulation applicable to such institution or individual.

    In the event a participant prevails in a claim for benefits under the SERP, he or she is entitled to reimbursement for legal expenses incurred in the claims procedure.

    If after a Change in Control occurs it appears to a participant that the Bank has failed to comply with any of its obligations under the SERP, or the Bank or any other person has taken any action to declare the SERP void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from a participant the benefits intended to be provided to the participant under the SERP, the participant may retain counsel at the Bank’s expense, up to a maximum aggregate amount of $100,000, to represent the participant in the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction.  However, the Bank is not be required to pay or reimburse the participant’s legal expenses if doing so would violate Section 18(k) of the Federal Deposit Insurance Act 12 U.S.C. 1828(k) and Rule 359.3 of the Federal Deposit Insurance Corporation 12 CFR 359.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: June 3, 2010	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer